SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 31, 2007, is by and between Natural Nutrition, Inc., a Nevada corporation, with its corporate headquarters located at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 (the “Company”) and Cornell Capital Partners, L.P. (“Buyer”).

WHEREAS:

A.  The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.  The Company has authorized a new secured convertible note of the Company, in the form attached hereto as Exhibit A (the “Note”), which Note shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock” and as converted, the “Conversion Shares”), in accordance with the terms of the Note.

C.  Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the Note in the aggregate principal amount of U.S. $9,292,894 and (ii) a warrant, in substantially the form attached hereto as Exhibit B (the “Warrant”), to acquire 62,508,179 shares of Common Stock (as exercised, collectively, the “Warrant Shares”).

D.  Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.  The Note, the Conversion Shares, the Warrant and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and Buyer hereby agree as follows:

1.  PURCHASE AND SALE OF NOTE AND WARRANT.

(a)  Purchase of Note and Warrant.

(i)  Note and Warrant. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below), the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company, (y) the Note in the principal amount of U.S. $9,292,894 and (z) the Warrant to acquire the Warrant Shares (the “Closing”).

(ii)  Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., EST time, on May 31, 2007 (or such other date as is mutually agreed to by the Company and Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Sonnenschein Nath & Rosenthal, LLP, 101 JFK Parkway, Short Hills, New Jersey 07078.

(iii)  Purchase Price. The aggregate purchase price for the Note and the Warrant to be purchased by Buyer at the Closing (the “Purchase Price”) shall be U.S. $9,292,894.

(b)  Form of Payment. On the Closing Date, (i) Buyer shall pay the Purchase Price to the Company for the Note and the Warrant to be issued and sold to Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to Buyer the Note in an aggregate principal amount of U.S. $9,292,894 along with the Warrant to acquire the Warrant Shares, in each case duly executed on behalf of the Company and registered in the name of Buyer.

2.  BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company that:

(a)  No Public Sale or Distribution. Buyer is acquiring the Note and the Warrant and, upon conversion of the Note and exercise of the Warrant, will acquire the Conversion Shares issuable upon conversion of the Note and the Warrant Shares issuable upon exercise of the Warrant, for investment purposes, as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities.

(b)  Accredited Investor Status. At the time Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Note or the Warrant it will be, an “accredited investor” as defined in Rule 501(a) under the 1933 Act. Buyer is not a registered broker-dealer under Section 15 of the 1934 Act (as hereinafter defined).

(c)  Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d)  Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)  No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)  Transfer or Resale. Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Buyer effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)  Legends. Buyer understands that the certificates or other instruments representing the Note and the Warrant and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act (a “Registration Event”), or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) following a sale of transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), or (iv) while such Securities are eligible for sale under Rule 144(k).

(h)  Validity; Enforcement. This Agreement and the Registration Rights Agreement to which Buyer is a party have been duly and validly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)  No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement to which Buyer is a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(j)  Residency. Buyer is a resident of the jurisdiction specified below its signature to this Agreement.

(k)  Independent Investment Decision. Buyer has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents (as defined in Section 3(b)) and Buyer confirms that it has not relied on the advice of the Company nor any other Buyer’s business and/or legal counsel in making such decision.

(l)  Certain Trading Activities. Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Buyer, engaged in any Short Sales (as defined below) involving the Company’s securities). For the purpose of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934, as amended (the “1934 Act”).

(m)  General Solicitation. Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(n)  Organization. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that:

(a)  Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement expressly excludes Interactive Nutrition International, Inc., a company organized under the laws of Canada (“INII”), but includes any other joint venture or any other entity (i) in which the Company, directly or indirectly, owns 50% or more of the outstanding capital stock or holds an equity or similar interest representing 50% or more of the outstanding equity or similar interest of such entity, (ii) that is a “significant subsidiary” of the Company as defined under Regulation S-X of the 1934 Act or (iii) in which the Company controls or operates all or part of the business, operations or administration of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The only Subsidiaries are: CSI Business Finance, Inc., a Texas corporation.

(b)  Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Note, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note and the Warrant, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Note and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrant have been duly authorized by the Company’s Board of Directors (the “Board”) and other than (i) the filing of a Form D under Regulation D of the 1933 Act, (ii) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (iii) such filings as are required by the Principal Market (as defined below) and (iv) such filings required under applicable securities or Blue Sky laws of the states of the United States, no further filing, consent, or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and when delivered by the Company will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)  Issuance of Securities. The issuance of the Note and the Warrant are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the maximum number of shares Common Stock issuable upon conversion of the Note (assuming such conversion occurred at Closing) and upon exercise of the Warrant (assuming such exercise occurred at Closing). Upon conversion in accordance with the Note or exercise in accordance with the Warrant, as the case may be, the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based in part upon the accuracy of the representations and warranties of Buyer set forth in Article 2, issuance by the Company of the Securities is, or will be upon issuance, exempt from registration under the 1933 Act.

(d)  No Conflicts. Except for those conflicts which are the subject of that certain Waiver referenced in Section 6(d) hereto, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Warrant, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, articles or certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board as reported on Bloomberg Financial Markets LP (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)  Consents. Other than as contemplated in Section 3(b), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (other than those which the Company is not required to obtain in accordance with the Transaction Documents until after the Closing Date) and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)  Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not (i) an officer or director of the Company, (ii) to the Company’s knowledge, an “affiliate” of the Company (as defined in Rule 144 of the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)  No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h)  No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i)  Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Note and the Warrant Shares issuable upon exercise of the Warrant will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement and the Note and its obligation to issue the Warrant Shares upon exercise of the Warrant in accordance with this Agreement and the Warrant, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)  Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)  SEC Documents; Financial Statements. Since December 31, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to Buyer or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(l)  Absence of Certain Changes. Since December 31, 2006, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2006, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, will not, after giving effect to the transactions contemplated hereby to occur at the Closing, be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(s)), (i)  the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (excluding the Note and all other indebtedness of the Company to the Buyer) (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)  No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n)  Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2005, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)  Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)  Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)  Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof, that certain Agreement referenced in Section 7(o), and other than the grant of stock options or the issuance of Common Stock or Series A preferred stock as disclosed in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)  Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) Ten Billion (10,000,000,000) shares of Common Stock, of which as of the date hereof, 17,904,650 shares of Common Stock are issued and outstanding, up to Ten Million (10,000,000) shares of Common Stock are reserved for issuance pursuant to the Company’s stock option and purchase plans (of which approximately 5,000,000 remain available for future issuances), approximately 1,953,000 shares are reserved for issuance pursuant to securities (other than the Note and the Warrant) exercisable or exchangeable for, or convertible into, shares of Common Stock and 95,237 shares of preferred stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to Buyer true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. The SEC Documents, including the Company’s Annual Report for the fiscal year ended December 31, 2006 on Form 10-KSB as filed with the SEC on April 13, 2007, sets forth the shares of Common Stock owned beneficially or of record and Common Stock Equivalents (as defined below) held by each director and executive officer.

(s)  Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The SEC Documents provide a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)  Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.

(u)  Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)  Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)  Title. Except as disclosed in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)  Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)  Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)  Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)  Investment Company. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company”, a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(bb)  Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)  Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since December 31, 2006, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant identifying a material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries which is not specified in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(dd)  Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)  Ranking of Note. Except for Indebtedness to the Buyer, no Indebtedness of the Company is senior to or ranks pari passu with the Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)  Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg)  Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)  U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.

(ii)  Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided Buyer or their agents or counsel with any information that constitutes material, nonpublic information concerning the Company or its Subsidiaries other than the existence of the transactions contemplated by this Agreement or the other Transaction Documents. The Company understands and confirms that Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Buyer regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(jj)  INII. Notwithstanding the exclusion of INII as a “Subsidiary” for purposes of this Agreement, the Company hereby represents and warrants, and the Buyer hereby acknowledges, that INII has incurred significant corporate tax liabilities (the “INII Tax Liability”) which has resulted in the imposition of certain tax liens (the “INII Tax Liens”) as disclosed in the audited financial statements of INII attached to this Agreement as Exhibit I. Furthermore, the Company hereby represents and warrants and the Buyer acknowledges that INII has also incurred significant pre-receivership vendor debt (the “INII Vendor Debt”) which, together with the INII Tax Liability, is estimated by the Company to be approximately Cdn $3,000,000. Such INII Vendor Debt is also disclosed in the audited financial statements of INII attached to this Agreement as Exhibit I. The Company represents and warrants that, to the best of its knowledge after due inquiry with legal counsel and assuming the Company purchases the INII Secured Note, upon a foreclosure of INII’s assets by the Company under applicable Canadian law and the value of INII’s assets is less than the obligations owed under the INII Secured Note, the Company would likely acquire INII’s assets free of the INII Tax Liability and the INII Vendor Debt. For purposes of this Agreement, the term “INII Secured Note” means that certain Convertible Promissory Note, dated March 31, 2004, originally issued to Nesracorp Inc. (under its former name Interactive Nutrition, Inc.) jointly by Bio-One Corporation and INII in the principal amount of $15,000,000 (as such note may be amended from time to time), which note is simultaneous herewith being purchased by the Company. The current outstanding balance of principal and accrued and unpaid interest (through the date hereof) under the INII Secured Note is approximately $11,375,500.

4.  COVENANTS.

(a)  Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)  Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Buyer at the Closing pursuant to this Agreement under applicable securities or Blue Sky laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or Blue Sky laws of the states of the United States following the Closing Date.

(c)  Reporting Status. Until the date on which the Investor (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Warrant Shares and the Note or Warrant are not outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company will use the proceeds from the sale of the Securities to purchase the INII Secured Note and for general corporate and for working capital purposes, provided, however, that the Company may not use the proceeds from the sale of the Securities for (i) the repayment of any other outstanding Indebtedness of the Company or any of its Subsidiaries, other than trade payables incurred in the ordinary course of business, or (ii) the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(e)  Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day (as defined below) after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, if not publicly filed, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of Newark, New Jersey are authorized or required by law to remain closed.

(f)  Listing. Upon request from time to time from Buyer, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization of the Common Stock for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)  Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim against Buyer relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to Buyer. Notwithstanding the foregoing, at the Closing the Company shall pay (i) the fees and expenses of each of Sonnenschein Nath & Rosenthal LLP, U.S. counsel to Buyer and Buyer’s Canadian counsel, incurred in connection with the transactions contemplated by this Agreement, (ii) to Buyer (or its designee) a non-refundable commitment fee in the amount of ten percent (10%) of the face amount of the Note, and (iii) to Buyer a non-refundable fee in the amount of U.S. $75,000.00 to defray Buyer’s due diligence and other costs relating to the transactions contemplated by this Agreement. Buyer may satisfy any or all of the foregoing obligations at the Closing by withholding such amounts from the purchase price for the Note and Warrant otherwise payable to the Company at the Closing.

(h)  Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)  Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., EST, on the fourth (4th) Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Note, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of Buyer or as may be required under the terms of the Transaction Documents. If Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Note) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. Buyer shall have no liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

(j)  Restriction on Redemption and Cash Dividends. So long as the Note remains outstanding, the Company shall not, directly or indirectly, redeem, purchase or declare or pay any cash dividend or distribution on, any shares of its Common Stock or any other shares of its capital stock, without the prior express written consent of Buyer.

(k)  Additional Notes; Variable Securities; Dilutive Issuances. So long as the Note remains outstanding, the Company will not issue any Note other than to Buyer as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Note. For so long as the Note or Warrant remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price (other than pursuant to antidilution provisions) unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Note) with respect to the Common Stock into which the Note is convertible or the then applicable Exercise Price (as defined in the Warrant) with respect to the Common Stock into which the Warrant is exercisable. For long as the Note or Warrant remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Note) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of the Note or exercise of the Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Note and exercise of the Warrant without breaching the Company’s obligations under the rules or regulations of the Eligible Market (as defined in the Registration Rights Agreement).

(l)  Corporate Existence. So long as the Note remains outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Note) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and the Warrant.

(m)  Reservation of Shares. So long as the Note or Warrant remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the number of shares of Common Stock issuable upon conversion of all of the Note and issuable upon exercise of the Warrant then outstanding (without taking into account any limitations on the conversion of the Note or exercise of the Warrant set forth in the Note and Warrant, respectively).

(n)  Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o)  Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1)  “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)  “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the date the Company receives a Registration Request (as defined in the Registration Rights Agreement) until the date that is thirty (30) calendar days following the Effective Date (as defined in the Registration Rights Agreement), the Company will not, directly or indirectly, offer, sell (only if the sales price is less than the Conversion Price as defined in the Note), grant any option to purchase (only if the sales price is less than the Conversion Price as defined in the Note), or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(iii) So long as the Note is outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

(1)  The Company shall deliver to Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with Buyer at least 50% of the Offered Securities (the “Basic Amount”).

(2)  To accept an Offer, in whole or in part, Buyer must deliver a written notice to the Company prior to the end of the seventh (7th) Business Day after Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of Buyer’s Basic Amount that Buyer elects to purchase (the “Notice of Acceptance”).

(3)  The Company shall have ten (10) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Buyer (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto (the “Offer 8-K”). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. Buyer shall have no liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

(4)  In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyer pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to Buyer in accordance with Section 4(o)(iii)(1) above.

(5)  Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, Buyer shall acquire from the Company, and the Company shall issue to Buyer, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if Buyer have so elected, upon the terms and conditions specified in the Offer. The purchase by Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and Buyer of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Buyer and its counsel.

(6)  Any Offered Securities not acquired by Buyer or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to Buyer under the procedures specified in this Agreement.

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Note).

(p)  Additional Registration Statements. Until the Effective Date (as defined in the Registration Rights Agreement), the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities, other than Excluded Securities (as defined in the Note).

(q)  Lock-Up Agreements. The Company shall not amend, waive or modify the Lock-Up Agreements without the written consent of Buyer.

5.  REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)  Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note and the Warrant in which the Company shall record the name and address of the Person in whose name the Note and the Warrant have been issued (including the name and address of each transferee), the principal amount of Note held by such Person, the number of Conversion Shares issuable upon conversion of the Note and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of Buyer or its legal representatives upon reasonable notice.

(b)  Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Buyer or its nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or upon conversion of the Note or exercise of the Warrant in such amounts as specified from time to time by Buyer to the Company upon conversion of the Note or exercise of the Warrant in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. Upon a Registration Event or if Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment and, with respect to any transfer, shall permit the transfer. In the event that a Registration Event has occurred or such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

Closing Date. The obligation of the Company hereunder to issue and sell the Note and the related Warrant to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(a) Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Buyer shall have delivered to the Company the Purchase Price for the Note and the related Warrant being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

(d) The Company and Buyer shall have entered into a Waiver substantially in the form of Exhibit J hereto.

7.  CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

Closing Date. The obligation of Buyer hereunder to purchase the Note and the related Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) (i) The Company shall have entered into a security agreement and a pledge agreement with Buyer in forms satisfactory to Buyer, and (ii) INII shall have entered into a security agreement and a guaranty with Buyer in forms satisfactory to Buyer.

(b) The Company shall have duly executed and delivered to Buyer (i) each of the Transaction Documents and (ii) the Note, being purchased by Buyer at the Closing pursuant to this Agreement, and (iii) the Warrant being purchased by Buyer at the Closing pursuant to this Agreement.

(c) Buyer shall have received the opinion of counsel of Kirkpatrick & Lockhart Preston Gates Ellis LLP, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(d) The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(e) The Company shall have delivered to Buyer a true copy of a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within fifteen (15) Business Days prior to the Closing Date.

(f) The Company shall have delivered to Buyer a true copy of a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within fifteen (15) Business Days prior to the Closing Date.

(g) The Company shall have delivered to Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within five (5) Business Days prior to the Closing Date.

(h) The Company shall have delivered to Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Board in a form reasonably acceptable to Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(i) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer in the form attached hereto as Exhibit G.

(j) The Company shall have delivered to Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days prior to the Closing Date.

(k) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(l) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(m) Buyer shall have received lock-up agreements in the form attached hereto as Exhibit H (the “Lock-Up Agreements”), duly executed and delivered by the senior management of the Company (collectively, “Management”), which limits the rights of Management to sell or transfer Common Stock of the Company until the Note is repaid in full.

(n) That certain secured convertible debenture (the “Cornell Debenture”), dated September 9, 2005, issued by the Company to Buyer (as filed within the SEC as Exhibit 99.4 to the Company’s Current Report on Form 8-K on September 13, 2005) shall have been amended in a form satisfactory to Buyer, including extending the maturity date thereof to June 1, 2012.

(o) The Company shall have entered into (i) an Employment Agreement with Fred Zeidman and (ii) an Agreement with Timothy J. Connolly an individual, relating to the payment to Turnaround Partners, Inc., an affiliate of the Company, of shares of common stock of INII representing ten percent (10%) of the common stock of INII outstanding as of the date of this Agreement, in each case in a form acceptable to Buyer and subject to any additional conditions agreed to in advance by the parties hereto.

(p) The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

8.  TERMINATION. In the event that the Closing shall not have occurred with respect to Buyer on or before five (5) Business Days from the date hereof due to the Company’s or Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, due to the failure of the Company to satisfy the conditions to Closing set forth in Section 7, the Company shall remain obligated to reimburse the non-breaching Buyer for its expenses described in Section 4(g) above.

9.  MISCELLANEOUS.

(a)  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)  Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)  Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on Buyer and all holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

    Natural Nutrition, Inc.
    109 North Post Oak Lane, Suite 422
                    Houston, Texas 77024
                    Telephone: (713) 621-2737
                    Facsimile: (713) 586-6678
                    Attention: Timothy J. Connolly, Chief Executive Officer

Copy to:

    Kirkpatrick & Lockhart Preston Gates Ellis LLP
                    201 S. Biscayne Blvd., Suite 2000
                    Miami, FL 33131-2399
                    Telephone: (305) 539-3300
                    Facsimile: (305) 358-7095
                    Attention: Clayton E. Parker, Esq.

If to the Transfer Agent:

    Worldwide Stock Transfer, LLC
                    855 Queen Anne Road
                    Teaneck, NJ 07666
                    Telephone: (201) 357-8650
                    Facsimile: (201) 357-8648
                    Attention: Yonah J. Kopstick

If to Buyer, to its address and facsimile number set forth below its signature to this Agreement,

with a copy (for informational purposes only) to:

    Sonnenschein Nath & Rosenthal, LLP
                    101 JFK Parkway
                    Short Hills, New Jersey 07078
                    Telephone: (973) 912-7173
                    Facsimile:(973) 912-7199
                    Attention: John L. Cleary II, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Note or the Warrant. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Buyer (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and the Warrant). Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be Buyer hereunder with respect to such assigned rights.

(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)  Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)  Indemnification. In consideration of Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by Buyer pursuant to Section 4(i) or (iv) the status of Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)  Remedies. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to Buyer. The Company therefore agrees that Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)  Payment Set Aside. To the extent that the Company makes a payment or payments to Buyer hereunder or pursuant to any of the other Transaction Documents or Buyer enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: NATURAL NUTRITION, INC.

By:	/s/ Timothy J. Connolly
Name: Timothy J. Connolly Title: Chief Executive Officer

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CORNELL CAPITAL PARTNERS, L.P. BY: YORKVILLE ADVISORS, LLC ITS: INVESTMENT MANAGER

By:	/s/ Troy Rillo
Name: Troy Rillo Title: Senior Managing Director

Address: 101 Hudson Street, Suite 3700 Jersey City, NJ 07302 Attn: Mark Angelo and Troy Rillo

EXHIBITS

Exhibit A Form of Note
Exhibit B Form of Warrant
Exhibit C Form of Registration Rights Agreement
Exhibit D Form of Irrevocable Transfer Agent Instructions
Exhibit E Form of Company Counsel Opinion
Exhibit F Form of Secretary’s Certificate
Exhibit G Form of Officer’s Certificate
Exhibit H Form of Lock-Up Agreement
Exhibit I Audited Financial Statements of INII
Exhibit J Waiver and Consent

Exhibit A

[Form of Note]

Exhibit B

[Form of Warrant]

Exhibit C

[Form of Registration Rights Agreement]

Exhibit D

[Form of Irrevocable Transfer Agent Instructions]

Exhibit E

[Form of Company Counsel Opinion]

Exhibit F

[Form of Secretary’s Certificate]

Exhibit G

[Form of Officer’s Certificate]

Exhibit H

[Form of Lock-Up Agreement]

Exhibit I

Interactive Nutrition International Inc.

Financial Statements
For the year ended December 31, 2006

Collins Barrow
Chartered Accountants

Interactive Nutrition International Inc.
Financial Statements
For the year ended December 31, 2006

Contents

Auditors' Report 1

Financial Statements

Balance Sheets 2

Statements of Operations 3

Statements of Shareholder's Equity 4

Statements of Cash Flows 5

Summary of Significant Accounting Policies 6

Notes to Financial Statements 10

Collins Barrow
Chartered Accountants

Collins Barrow Ottawa LLP
301 Moodie Drive
Suite 400
Ottawa, Ontario, Canada
K2H 9C4

T: 613.820.8010
F: 613.820.0465

email: ottawa@collinsbarrow.com
web: www.collinsbarrowottawa.com

Auditors' Report

To the Shareholder of
Interactive Nutrition International Inc.

We have audited the balance sheets of Interactive Nutrition International Inc. as at December 31, 2006 and 2005 and the statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Collins Barrow Ottawa LLP

Chartered Accountants, Licensed Public Accountants

April 2, 2007

This office is independently owned and operated by Collins Barrow Ottawa LLP. The Collins Barrow trademarks are used under license.

Interactive Nutrition International Inc.

Balance Sheets

(in U.S. dollars)

December 31	2006	2005
Assets		
Current		
Cash	$ 350,823	$ 937,569
Accounts receivable (Note 1)	1,828,712	1,479,485
Inventories (Note 2)	2,202,666	2,356,550
Prepaid expenses	36,038	132,294
	4,418,239	4,905,898
Property and equipment (Note 3)	881,174	953,689
Intangible assets	12,871,501	12,897,001
	$ 18,170,914	$ 18,756,588
Liabilities and Shareholder's Equity		
Current		
Accounts payable and accrued liabilities	$ 536,229	$ 552,466
Income taxes payable	358,783	87,284
Current portion of long-term debt and capital leases (Note 6)	44,079	21,913
Promissory note in default (Note 4)	9,542,586	11,442,046
	10,481,677	12,103,709
Liabilities subject to compromise (Note 5)	2,386,116	2,256,708
Deferred income taxes (Note 9)	751,702	534,957
Long-term debt and capital leases (Note 6)	125,821	72,151
	13,745,316	14,967,525
Shareholder's equity		
Share capital (Note 7)	87	87
Retained earnings	3,823,674	3,160,607
Other comprehensive income	601,837	628,369
	4,425,598	3,789,063
	$ 18,170,914	$ 18,756,588

On behalf of the Board:

______________________________ Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

2

Interactive Nutrition International Inc.
Statements of Operations
(in U.S. dollars)

For the year ended December 31	2006	2005
Sales	$ 13,576,635	$ 13,126,320
Cost of sales	9,904,147	9,701,968
	3,672,488	3,424,352
Operating expenses		
Selling, general and administrative	1,549,058	1,436,497
Interest expense	864,633	857,093
	2,413,691	2,293,590
Income from operations	1,258,797	1,130,762
Receivership items (Note 8)	124,363	101,790
Income for the year before income taxes	1,134,434	1,028,972
Income taxes (Note 9)		
Current	247,607	24,788
Deferred	223,760	391,943
	471,367	416,731
Net income for the year	663,067	612,241
Other comprehensive income (loss)		
Foreign exchange translation	(26,532)	131,106
Comprehensive income	$ 636,535	$ 743,347

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

3

Interactive Nutrition International Inc.
Statements of Shareholder's Equity
(in U.S. dollars)

For the year ended December 31, 2006

	Common Stock	Retained Earnings	Other Comprehensive Income (Loss)	Total Shareholder's Equity
Balances, December 31, 2004	$ 84	$ 2,548,366	$ 497,263	$ 3,045,713
Net income	-	612,241	-	612,241
Foreign currency translation	3	-	131,106	131,109
Balances, December 31, 2005	87	3,160,607	628,369	3,789,063
Net income for the year	-	663,067	-	663,067
Foreign currency translation	-	-	(26,532)	(26,532)
Balances, December 31, 2006	$ 87	$ 3,823,674	$ 601,837	$ 4,425,598

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements. 4

Interactive Nutrition International Inc.
Statements of Cash Flows
(in U.S. dollars)

For the year ended December 31	2006	2005
Cash flows from operating activities		
Net income for the year	$ 663,067	$ 612,241
Adjustments for		
Depreciation of property and equipment	223,170	221,077
Deferred income taxes	223,760	391,943
	1,109,997	1,225,261
Changes in non-cash working capital items		
Accounts receivable	(349,227)	(332,327)
Income taxes payable	271,499	61,216
Inventories	153,884	231,538
Prepaid expenses	96,256	(76,821)
Accounts payable and accrued liabilities	(16,237)	279,891
	1,266,172	1,388,758
Cash flows from investing activities		
Additions to property and equipment	(30,620)	(191,375)
Cash flows from financing activities		
Decrease of promissory note in default	(1,899,460)	(1,370,895)
Increase in liabilities subject to compromise	129,408	143,782
Proceeds from long-term debt obligations	-	44,449
Payments on long-term debt and capital lease obligations	(41,836)	(10,623)
	(1,822,298)	(1,474,851)
Effect of exchange rate changes on cash	(10,410)	(281,564)
Decrease in cash during the year	(586,746)	(277,468)
Cash and equivalents, beginning of year	937,569	1,215,037
Cash and equivalents, end of year	$ 350,823	$ 937,569

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

5

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

Nature of Business and Receivership Status

The company is incorporated under the laws of Canada and is a manufacturer of quality sport nutrition and health food products.

On December 13, 2004, the Company was placed in receivership as a secured creditor exercised its contractual right to appoint a receiver pursuant to a general security agreement dated March 31, 2004.

The properties subject to the general security agreement are: inventory, equipment, motor vehicles, accounts and book debts, contractual rights and insurance claims, and intellectual property (patents, industrial designs and trade marks).

The plan of action of the Receiver during its appointment is to continue the Company's operation and contact parties that may be interested in acquiring the Company's assets, as a going concern.

Financial Statement Presentation and Going Concern Issues

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), using the same accounting principles as applied by the Company prior to the receivership except as described below under the heading Accounting policies applicable to an entity in receivership. While the Company is in receivership, these financial statements continue to be prepared using the going concern concept, which assumes that the Company will be able to realize its assets and discharge its post-receivership liabilities in the normal course of business for the foreseeable future.

The company is profitable and is able to generate sufficient cash flows to make repayments against the promissory note in default and it is the Receiver's intention to operate the business. Management believes that these actions make the going concern basis appropriate. However, it is not possible to predict whether the corporation will be able to continue as a going concern once it emerges from receivership as the unsecured pre-receivership payables will become due. If the going concern basis is not appropriate, adjustments may be necessary to the carrying amounts and/or classification of assets and liabilities, and expenses in these financial statements.

Reporting Currency

Although the company is located in Canada, its parent company is based in the United States and requires the financial statements to be presented in U.S. currency.

6

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

Accounting Policies Applicable to an Entity in Receivership

As a result of the receivership as described above, the Company has followed accounting policies, including disclosure items, applicable to entities that are under creditor protection. The Company is applying the guidance in the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7). While SOP 90-7 refers specifically to companies under Chapter 11, its guidance, in manage-ment's view, is also applicable to this entity in receivership as it is profitable, expected to be sold as a going concern and provides the most appropriate information to the users of the financial statements.

SOP 90-7 requires that the financial statements for periods subsequent to the receivership distinguish transactions and events that are directly associated with the receivership from the ongoing operations of the business. Revenues, expenses, gains and losses, and provision for losses that can be directly associated with the receivership are reported separately as Receivership items (see Note 8). Receivership items are expensed as incurred. Cash flows related to Receivership items have been disclosed separately in Note 8.

While payments may not be made on liabilities subject to compromise, interest on debt obligations will continue to be recognized. Interest is not a Receivership item. The balance sheet distinguishes pre-receivership liabilities subject to compromise from both other pre-receivership liabilities that are not subject to compromise and from post-receivership liabilities (see Note 5). Liabilities are recorded at the amount allowed, even if they may be settled for lesser amounts.

SOP 90-7 has been applied effective December 13, 2004, and for subsequent reporting periods while the Company continues to operate in receivership.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from our estimates.

Financial Instruments

The Company's financial instruments, when valued using market interest rates, would not be materially different from the amounts presented in the financial statements.

7

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

Inventories	Labels, packaging and raw materials are stated at the lower of cost or market. Cost is determined using the moving average cost method. Finished goods are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.
Advertising Costs	Advertising costs, including cooperative advertising payments to retailers, are charged to expense in the period that the advertising first takes place.
Shipping Costs	Shipping costs associated with the distribution of finished product to our customers are recorded as selling, general and administrative expense and are recognized when the related finished product is shipped to the customer.
Research and Development	All expenditures for research and development are charged against earnings in the year incurred.
Intangible Assets	Intangible assets primarily consist of patents, trademarks and trade secrets. All intangible assets have an indefinite life and are carried at cost. The impairment evaluation of the carrying amount of intangible assets with indefinite lives is conducted annually, or more frequently if events or changes in circumstances indicate that an asset might be impaired. An impairment loss would be recognized when fair value is less than the carrying amount of the intangible, measured as the excess of the carrying amount of the intangible over its fair value.
Income Taxes	Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and tax bases of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.
Property and Equipment	Property and equipment are recorded at cost. Depreciation is based on the estimated useful life of the asset and is provided as follows:

Manufacturing equipment	20%	diminishing balance basis
Furniture and office equipment	20%	diminishing balance basis
Computer equipment	45%	diminishing balance basis
Computer software	100%	diminishing balance basis
Leasehold improvements		5 year straight-line basis

One-half of the above rates is used in the year of acquisition.

8

Interactive Nutrition International Inc.
Summary of Significant Accounting Policies
(in U.S. dollars)

December 31, 2006

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows from the operation and disposition of the assets are less than the carrying amount of the assets. Measurement of an impairment loss would be based on the excess of the carrying amount of the assets over their fair value. Fair value is measured using discounted cash flows or independent appraisals as appropriate.

Revenue recognition

Revenue is recognized upon acceptance of the shipment by the customer. Sales are reported net of customer rebates and estimated returns.

Foreign Exchange

The Company considers the local currency as its functional currency. The results of operations are translated in U.S. dollars using average exchange rates each month. Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, and differences from historical exchange rates are reflected within accumulated other comprehensive income in shareholders' equity as cumulative translation adjustments.

9

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

1. **Accounts Receivable**

	2006	2005
Trade accounts	$ 1,981,856	$ 1,608,648
Other	4,315	29,199
Less: Allowance for doubtful accounts	(144,587)	(158,362)
Less: Allowance for sales returns	(12,872)	-
	$ 1,828,712	$ 1,479,485

2. **Inventories**

	2006	2005
Labels and packaging	$ 593,217	$ 545,175
Raw materials	1,418,815	1,698,106
Finished goods	190,634	113,269
	$ 2,202,666	$ 2,356,550

3. **Property and Equipment**

	2006			2005		
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Manufacturing equipment	$ 1,126,561	$ 421,127	$ 705,434	$ 990,640	$ 261,824	$ 728,816
Furniture and office equipment	97,532	38,418	59,114	93,533	24,211	69,322
Computer equipment	61,581	42,837	18,744	58,603	28,823	29,780
Computer software	16,887	15,926	961	15,476	15,476	-
Leasehold improvements	139,469	42,548	96,921	139,745	13,974	125,771
	$ 1,442,030	$ 560,856	$ 881,174	$ 1,297,997	$ 344,308	$ 953,689

During the year, manufacturing equipment at an aggregate cost of $116,745 were acquired by means of capital leases.

10

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

3. **Property and Equipment** (continued)

Manufacturing equipment held under capital leases of $162,933 (2005 - $46,280) and related accumulated depreciation of $24,608 (2005 - $4,628) are included in the cost and accumulated depreciation of manufacturing equipment respectively. Depreciation expense for the year includes $20,535 (2005 - $4,444) of depreciation for manufacturing equipment under capital leases.

Furniture and office equipment held under capital leases of $10,971 (2005 - $10,993) and related accumulated depreciation of $3,072 (2005 - $1,099) are included in the cost and accumulated depreciation of furniture and office equipment respectively. Depreciation expense for the year includes $2,029 (2005 - $1,056) of depreciation for furniture and fixtures under capital leases.

4. **Promissory Note in Default**

The promissory note in default ("debt") represents the amount owing to the secured creditor who appointed the Receiver. The debt was not included in the liabilities subject to compromise as the value of the security (the Company) is greater than the amount owed. The Company defaulted on the debt as of July 22, 2004. As a result, the unpaid principal balance together with interest became due on that date. The debt accrues interest at a rate of the Commercial Royal Bank of Canada prime plus 2% since the date of default.

During the year, repayments to the secured creditor were $2,644,699 (2005 - $2,476,463) and interest accrued on the outstanding balance was $716,540 (2005 - $747,712).

5. **Liabilities Subject to Compromise**

Liabilities subject to compromise refers to unsecured liabilities incurred prior to the receivership date as included in the list of unsecured creditors as of December 12, 2004. The Company continues to accrue for interest on income taxes payable that is subject to compromise but no interest has been paid subsequent to the date of filing.

	2006	2005
Accounts payable and accrued liabilities	**$ 686,122**	$ 686,775
Income taxes payable	**1,699,994**	1,569,933
	$ 2,386,116	$ 2,256,708

11

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

6. Long-Term Debt and Capital Leases

The long-term debt and capital leases came into effect after the receivership date and are as follow:

Long-Term Debt

	2006	2005
Due to Connelly Properties, non-interest bearing, repayable in monthly instalments of $1,013, unsecured, due April 2009	$ 28,364	$ 40,601
Less: Current portion	12,156	12,180
	$ 16,208	$ 28,421

Principal repayments required over the next three years to retire the debt are as follows:

2007	$ 12,156
2008	12,156
2009	4,051
	$ 28,363

Capital Leases

The following table summarizes, as of December 31, 2005, the minimum rental commitments under capital leases with initial terms in excess of one year. The leases have a remaining term of 5 years.

2007	$ 42,007
2008	42,007
2009	42,007
2010	36,515
2011	2,325
Total minimum lease payments	164,861
Less: Imputed interest ranging from 7.48% to 9.75%	23,325
Present value of minimum capital lease payments	141,536
Less: Current portion	31,923
	$ 109,613

12

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

7. Share Capital

Authorized

Unlimited	Number of Class A common shares, voting
Unlimited	Number of Class B common shares, non-voting
Unlimited	Number of Class C non-cumulative, variable, non-voting, redeemable and retractable preference shares at the price equal to the amount paid per share plus any declared and unpaid dividends
Unlimited	Number of Class D cumulative, variable, non-voting, retractable preference shares at the price equal to the amount paid per share plus any declared and unpaid dividends

	2006	2005
Issued		
101 Class A common shares	**$ 87**	$ 87

8. Receivership Items

Receivership items relating to continuing operations represent post-receivership revenues, expenses, gains and losses, and provision for losses that can be directly associated with the receivership of the Company. The following represent the receivership items included in the Statement of Operations:

	2006	2005
Professional fees	**$ 124,363**	$ 101,790

The cash flow associated with receivership items are the following:

Professional fees	**$ 124,363**	$ 101,790

9. Income Taxes

The current income tax expense differs from the amount calculated using statutory provincial and federal rates applied to the accounting net income due to the cumulative eligible capital deduction for taxes (2005 - the cumulative eligible capital deduction for taxes and the use of operating loss carryforwards during the year).

The significant temporary differences that give rise to deferred tax liabilities are property and equipment and intangible assets.

13

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

10. **Related Party Transactions**

The Company and the secured creditor are considered related parties as they are under common control due to the receivership.

During the year, the Company paid $2,644,699,300 (2005 - $2,476,463) to the secured creditor as payments against the promissory note in default (see Note 4).

During the year, the Company paid $331,981 (2005 - $289,894) to the secured creditor for leasing the building and warehouse.

The transactions are conducted on the same terms and at similar prices as transactions with unrelated parties.

11. **Market Risks**

As part of the ongoing business operations, the Company is exposed to market risks such as foreign currency exchange rates, commodity prices and concentration risks.

Foreign Exchange Transaction Risk
The Company is exposed to fluctuations in foreign currency cash flows related primarily to third-party purchases and sales. The primary Canadian dollar exchange rate exposure is with the U.S. dollar.

Commodity Price Risk
The Company is exposed to price fluctuations primarily as a result of anticipated purchases of ingredients. The principal raw material that is used in the manufacturing of products is whey protein.

Credit Risk
At December 31, 2006, one customer account made up 55% (2005 - 58%) of the total trade accounts balance.

Concentration Risk
Sales to the largest customer for the fiscal period accounted for approximately 56% (2005 - 64%) of total sales.

14

Interactive Nutrition International Inc.
Notes to Financial Statements
(in U.S. dollars)

December 31, 2006

12. **Commitments**

The Company leases its building and warehouse at a current minimum annual cost of $272,784. The Company is also responsible for its share of property tax, maintenance and utility costs on the warehouse lease. The leases expire on April 30, 2009.

Future minimum payments under the building and warehouse leases described above, on a fiscal year basis are as follows:

2007	$ 280,527
2008	285,194
2009	95,065
	$ 660,786

13. **Supplemental Information**

	2006	2005
Shipping costs	$ 138,033	$ 178,776
Advertising	$ 139,796	$ 155,556
Depreciation	$ 223,170	$ 221,077

14. **United States and Canadian Accounting Policy Differences**

There are no material differences between the financial statements prepared in accordance with accounting principles generally accepted in the United States of America and the financial statements, if they had been prepared in accordance with Canadian generally accepted accounting principles using early adoption of Section 1530 - Comprehensive income. As a result, a reconciliation to Canadian generally accepted accounting principles is not prepared.

15

Exhibit J

[Form of Waiver and Consent]

LOCK UP AGREEMENT

The undersigned hereby agrees that for a period commencing on May 31, 2007 and expiring on the earlier of (a) the date which is ten (10) days after the date that all amounts owed to Cornell Capital Partners, LP (the “Investor”) by Natural Nutrition, Inc., a Nevada corporation (the “Company”) have been fully paid and (b) the date upon which he shall cease to be an officer or director of the Company (the “Lock-up Period”), he will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”).

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of (i) legends on certificates representing the Company’s securities and/or (ii) stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: May 31, 2007

Signature

/s/ Fred Zeidman
Name: Fred Zeidman
Address: ____________________
City, State, Zip Code: ___________

________________________________
Print Social Security Number (if applicable)
or Taxpayer I.D. Number (if applicable)

LOCK UP AGREEMENT

Except for those Securities (as defined below) issued to the undersigned for compensation prior to the date hereof for services rendered to Natural Nutrition, Inc., a Nevada corporation (the “Company”), the undersigned hereby agrees that for a period commencing on May 31, 2007 and expiring on the earlier of (a) the date which is ten (10) days after the date that all amounts owed to Cornell Capital Partners, LP (the “Investor”) by the Company have been fully paid and (b) the date upon which he shall cease to be an officer or director of the Company (the “Lock-up Period”), he will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”).

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of (i) legends on certificates representing the Company’s securities and/or (ii) stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: May 31, 2007

Signature

/s/ Timothy J. Connolly
Name: Timothy J. Connolly
Address: 109 North Post Oak Lane, Suite 422
City, State, Zip Code: Houston, Texas 77024

____________________________
Print Social Security Number (if applicable)
or Taxpayer I.D. Number (if applicable)

WAIVER AND CONSENT

This Waiver and Consent is made as of May 31, 2007, by and between Cornell Capital Partners, LP, a Cayman Island exempted limited partnership having its principal place of business at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (“Cornell Capital”) and Natural Nutrition, Inc., a Nevada corporation having its principal place of business at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 (the “Company” and together with Cornell Capital the “Parties” and each, a “Party”).

RECITALS:

WHEREAS, the Parties have entered into that certain Securities Purchase Agreement (the “2005 SPA”), dated September 9, 2005 (the “Transaction Date”), that certain Convertible Debenture, dated the Transaction Date (the “Convertible Debentures”), that certain Security Agreement, dated the Transaction Date (the “2005 SA”) and that certain Investor Registration Rights Agreement, dated the Transaction Date (the “2005 RRA”, and together with the 2005 SPA, the Convertible Debentures, the 2005 SA and all other transaction documents related thereto or contemplated thereby, the “2005 Transaction Documents”) which have been filed by the Company with the Company’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission on September 13, 2005;

 WHEREAS, the 2005 SPA contains a provision which restricts the Company, for so long as any Convertible Debentures are outstanding, from entering into, amending, modifying, or supplementing any agreement, transaction, commitment or arrangement with any of its subsidiaries or any of its subsidiary’s directors, persons who were officers or directors at any time during the two (2) years prior to the Transaction Date, stockholders who beneficially own five percent (5%) or more of the Company’s common stock, par value $0.001 per share (“Common Stock”), Affiliates (as such term is defined in the 2005 SPA) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial ownership interest (collectively, the “Affiliate Conflict”);

WHEREAS, the 2005 SPA also contains a provision which restricts the Company, for so long as any Convertible Debentures are outstanding and without the consent of Cornell Capital, to (i) issue or sell shares of Common Stock or preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any warrant, option, right, contract, call or other security instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s bid price value determined immediately prior to its issuance and (iii) enter into any security instrument granting to the holder a security interest in any and all assets of the Company (the “Issuance Conflicts” and together with the Affiliate Conflicts, the “2005 SPA Conflicts”);

WHEREAS, the 2005 SA contains certain provisions which restrict the Company, from the date thereof until the Obligations (as defined therein) have been fully paid and satisfied and unless Cornell Capital shall consent otherwise, from (a) directly or indirectly making, creating, incurring, assuming or permitting to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property (as defined therein), (b) issuing or selling its stock, stock options, bonds, notes or other corporate securities (except as permitted under the 2005 SPA) and (c) creating, incurring, assuming or suffering to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $250,000 outside of the ordinary course of its business (collectively, the “Security Conflicts” and together with the 2005 SPA Conflicts, the “2005 Transaction Conflicts”);

WHEREAS, the Company acknowledges that as of the date hereof, the Obligations (as defined in the 2005 Security Agreement) have not been fully paid and satisfied;

WHEREAS, the Company acknowledges that it may be in default under the 2005 RRA for failure to file the Registration Statement (as such term is defined therein) by the Scheduled Filing Deadline (as such term is defined therein) and that it may owe to Cornell Capital amounts in the form of liquidated damages calculated in accordance with Section 2(c) therein (the “2005 RRA Default”);

WHEREAS, the Company desires to enter into, contemporaneously with the execution of this Waiver and Consent, a Securities Purchase Agreement with Cornell Capital pursuant to which Cornell Capital will purchase a secured convertible note (the “Note”) in the amount of U.S. $9,292,894 (the “Purchase Price”), a related warrant pursuant to which Cornell Capital shall be entitled to purchase up to thirty-three percent (33%) of the Purchase Price of Common Stock (the “Warrant”), a related Registration Rights Agreement (the “2007 RRA”), a management compensation agreement with an affiliate (the “2007 MA”) and an amended and restated 2005 SA (the “Amended SA”, and together with the 2007 SPA, the Note, the Warrant, the 2007 RRA, the 2007 MA and all other transaction documents related thereto or contemplated thereby, the “2007 Transaction Documents”) to secure the Company’s obligations under the 2007 Transaction Documents;

WHEREAS, the Company desires to obtain the express consent of Cornell Capital to enter into and carry out its respective duties and obligations under the 2007 Transaction Documents and to obtain from Cornell Capital an irrevocable waiver of the 2005 Transaction Conflicts, the 2005 RRA Default and any and all other conflicts arising under the 2005 Transaction Documents with respect to Company entering into the 2007 Transaction Documents and all other defaults of the Company under the 2005 Transaction Documents; and

WHEREAS, based on the foregoing, Cornell Capital is willing to provide a one-time consent to the Company to enter into and to carry out its respective duties and obligations under the 2007 Transaction Documents and to grant to the Company an irrevocable waiver of the 2005 Transaction Conflicts, the 2005 RRA Default and any and all other conflicts arising under the 2005 Transaction Documents with respect to the Company entering into the 2007 Transaction Documents and all other defaults of the Company under the 2005 Transaction Documents.

2

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Recitals. The Recitals herein above are hereby incorporated into this Waiver and Consent as if fully stated herein.

2.  Consent. Cornell Capital hereby consents to the Company entering into and carrying out its respective duties and obligations under the 2007 Transaction Documents, and only the 2007 Transaction Documents. This Consent is a one-time consent and Cornell Capital may enforce this provision against the Company and its assigns for any and all future agreements or other instruments to which the Company and its assigns are a party.

3. Waiver. Cornell Capital hereby grants to the Company an irrevocable waiver of the 2005 Transaction Conflicts, the 2005 RRA Default and any and all other conflicts arising under the 2005 Transaction Documents with respect to the Company entering into the 2007 Transaction Documents, and only the 2007 Transaction Documents, and all other defaults of the Company under the 2005 Transaction Documents.

4. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver and Consent shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and Consent and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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In Witness Whereof, this Waiver and Consent has been executed under seal by the Parties written below as of the day and year first above written.

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Troy Rillo
Name: Troy Rillo
Title: Senior Managing Director

NATURAL NUTRITION, INC.

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer

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